Exhibit 99

Public Service Enterprise Group 80 Park Plaza Newark, NJ 07102

PSEG ANNOUNCES 2025 RESULTS

$4.22 PER SHARE NET INCOME

$4.05 PER SHARE NON-GAAP OPERATING EARNINGS

•	Initiates 2026 non-GAAP Operating Earnings Guidance of $4.28-$4.40 per share, up 7% over 2025

•	Increases Regulated 5-Year Capital Spending Plan to $22.5 billion - $25.5 billion through 2030

•	Extends Rate Base CAGR of 6% - 7.5% through 2030, from a ~7% Higher YE-2025 Balance

•	Updates PSEG’s Long-Term, non-GAAP Operating Earnings Growth Target to 6% - 8%

(NEWARK, N.J. – February 26, 2026) Public Service Enterprise Group (NYSE: PEG) reported the following results for the full year and fourth quarter 2025:

PSEG Consolidated (unaudited)

Full Year Comparative Results

	Income		Earnings Per Share
($ millions, except per share amounts)	FY 2025	FY 2024	FY 2025	FY 2024
Net Income	$2,111	$1,772	$4.22	$3.54
Reconciling Items	(82)	67	(0.17)	0.14
Non-GAAP Operating Earnings	$2,029	$1,839	$4.05	$3.68
Average Shares Outstanding (Diluted)			501	500

PSEG Consolidated (unaudited)

Fourth Quarter Comparative Results

	Income		Earnings Per Share
($ millions, except per share amounts)	4Q 2025	4Q 2024	4Q 2025	4Q 2024
Net Income	$315	$286	$0.63	$0.57
Reconciling Items	47	135	0.09	0.27
Non-GAAP Operating Earnings	$362	$421	$0.72	$0.84
Average Shares Outstanding (Diluted)			501	500

The tables above provide a reconciliation of PSEG’s Net Income to non-GAAP Operating Earnings for the full year and fourth quarter. See Attachments 8 and 9 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings.

“PSEG closed 2025 with a solid operating and financial performance as results for the fourth quarter represented the high end of our narrowed full year guidance provided in November. PSEG’s full year results were achieved while facing multiple severe storms and extreme weather events throughout the year that stressed our electric and gas systems, during which PSE&G demonstrated excellent operating performance in safety, reliability and customer satisfaction measures. Furthermore, on the customer front, we implemented the Summer Relief Initiative in cooperation with New Jersey regulators and policymakers to help our customers manage the impact of last summer’s rise in PJM-related electric supply costs. On the generating side, PSEG Nuclear posted a 91.2% capacity factor for the full year, producing 24x7, carbon-free baseload power for the grid during the intense June 2025 heatwave when New Jersey needed it most,” said Ralph LaRossa, chair, president and CEO of PSEG.

LaRossa added, “As we begin 2026, I am proud of the work PSEG is doing in support of New Jersey’s efforts to minimize utility rate increases. The latest example of these efforts occurred on February 1, when PSE&G held its residential gas rate flat for the remainder of the 2025/2026 winter heating season. Extending the stability of our gas rates further highlights PSE&G’s favorable residential gas bill profile, which is not only the lowest cost in the state but in the region. We are also continuing to work with policymakers to address the resource adequacy imbalance in New Jersey and are confident in our ability to maintain system reliability as we invest in critical energy infrastructure to deliver value to our customers and meet our shareholder growth expectations.

Consistent with delivering on expectations, PSEG’s full year 2025 financial results mark the 21st consecutive year that the company has delivered non-GAAP Operating Earnings at or above management’s earnings guidance. Our solid balance sheet supports the continued execution of PSEG’s strategy to grow our businesses without the need to issue new equity or sell assets, while providing the opportunity for consistent and sustainable dividend growth. Earlier today, PSEG reported that our Board of Directors raised the 2026 common dividend – by $0.16 per share, or approximately 6% – to the indicative annual rate of $2.68 per share. This increase reflects our confidence in PSEG’s growth opportunities and is the 15th consecutive year that PSEG has raised its dividend, extending our track record of providing a shareholder dividend to 119 years.”

2025 Highlights

•	PSE&G invested approximately $1 billion in regulated infrastructure during the fourth quarter and $3.7 billion for the full year for the benefit of customers.

•	PSE&G implemented the 2025 Summer Relief Initiative to help manage customer bills.

•

PSE&G obtained regulatory approval to replace cast iron and bare steel gas main through the three-year Gas System Modernization Program III (GSMP), covering $1.4 billion of infrastructure investment to further lower methane emissions.

•	PSEG Nuclear supplied the grid with 30.9 terawatt hours (TWh) of reliable, carbon-free baseload energy.

•	PSEG Nuclear’s 100%-owned Hope Creek unit extended its fuel cycle from 18 to 24 months.

•	The Long Island Power Authority Board of Trustees approved a five-year contract extension with PSEG Long Island through 2030.

•

PSE&G received the 2025 ReliabilityOne® Awards for Outstanding System Resiliency; Outstanding Customer Engagement; and for the 24th year in a row, Outstanding Reliability Performance in the Mid-Atlantic Region.

•

PSE&G ranked #1 in Customer Satisfaction among Large Electric Utilities in the East Region according to the J.D. Power 2025 U.S. Electric Utility Residential Customer Satisfaction Study, marking the fourth consecutive year PSE&G earned the top position in its segment.

•

PSEG Long Island ranked #1 in Customer Satisfaction among Large Electric Utilities in the East Region according to the J.D. Power 2025 U.S. Electric Utility Business Customer Satisfaction Study, capping an 11-year rise from the bottom of the rankings since PSEG Long Island took over operation of the electric grid.

2026 Outlook

•	PSEG initiated full year 2026 non-GAAP Operating Earnings guidance in the range of $4.28 to $4.40 per share, an increase at the midpoint of over 7% above 2025 results.

•	Regulated investments are expected to total ~$4.2 billion in 2026, up ~13.5% from 2025.

•	PSEG’s 2026-2030 capital spending plan of $24 billion to $28 billion consists of $22.5 billion to $25.5 billion of regulated investments.

•

PSE&G’s 2026-2030 capital investment plan is expected to produce compound annual growth in rate base of 6% to 7.5%, starting from a year end 2025 balance of approximately $36 billion, an increase of approximately 7% over year end 2024.

•

PSEG is updating its long-term outlook for compound annual growth in non-GAAP Operating Earnings to 6% to 8% through 2030 based on the higher midpoint of 2026 guidance, rebasing higher for the second year in a row.

•

PSEG’s long-term earnings outlook is supported by our updated capital spending plan and projected rate base growth, continued stringent cost control, as well as our expected nuclear output at anticipated market prices that exceed the nuclear PTC threshold price.

•	Earnings growth above our long-term forecast could be achieved through contracts of our nuclear output, including planned additions, and incremental regulated capital investments.

•	PSEG raised the 2026 indicative annual common dividend by $0.16 per share to $2.68 per share, the 15th consecutive annual increase.

PSEG Results by Segment (unaudited)

Fourth Quarter and Full Year Comparative Results

($ millions)	4Q 2025	4Q 2024	FY 2025	FY 2024
PSE&G Net Income/Non-GAAP Operating Earnings	$352	$378	$1,745	$1,547
PSEG Power & Other Net Income (Loss)	(37)	(92)	366	225
Total PSEG Net Income	$315	$286	$2,111	$1,772

PSEG Power & Other Non-GAAP Operating Earnings	$10	$43	$284	$292
Total PSEG Non-GAAP Operating Earnings	$362	$421	$2,029	$1,839

PSE&G’s results for the fourth quarter reflect higher costs related to operation and maintenance, taxes, and interest and depreciation expense that were partly offset by higher earnings from increased investment in infrastructure replacement and energy efficiency. For the full year, PSE&G’s results reflect the benefit of implementing the remainder of new base rates following the October 2024 electric and gas rate case order, which followed the settlement of PSE&G’s first distribution base rate case since 2018, as well as investment in Energy Efficiency, Transmission and GSMP. During the fourth quarter, PSE&G obtained approval from New Jersey regulators to invest $1.4 billion in GSMP III over a three-year period beginning January 2026.

PSEG Power & Other Net Loss and non-GAAP Operating Earnings for the quarter reflect higher nuclear-related operation and maintenance costs from the Hope Creek refueling and fuel cycle extension work, higher interest expense, lower generation volume and the absence of zero emission certificates which concluded in May, partly offset by higher capacity revenues and gas operations. Net Income and non-GAAP Operating Earnings for the full year reflect higher costs related to the Hope Creek refueling outage and fuel cycle extension, as well as higher interest, offset by higher nuclear output (30.9 TWh) that realized prices in excess of the nuclear production tax credit and favorable tax items. In addition to these variances for the quarter and full year, PSEG Power & Other Net Income (Loss) also reflects lower net losses from non-trading mark-to-market activity and more favorable returns related to the Nuclear Decommissioning Trust.

###

PSEG will host a conference call to review its fourth quarter and full year 2025 results, 2026 earnings guidance, and other matters with the financial community at 11:00 a.m. ET today. Please register to access this event by visiting: https://investor.pseg.com/investor-news-and-events

Media Relations:	Investor Relations:
(973) 430-7734 DL-ENT-pseg.communications@pseg.com	(973) 430-6565 PSEG-IR-GeneralInquiry@pseg.com

About PSEG

Public Service Enterprise Group (PSEG) (NYSE: PEG) is a predominantly regulated infrastructure company operating New Jersey’s largest transmission and distribution utility, serving approximately 2.4 million electric and 1.9 million natural gas customers. PSEG also owns an independent fleet of 3,758 MW of carbon-free, baseload nuclear power generating units in NJ and PA. PSEG aims to power a future where people use energy more efficiently, and it’s safer and delivered more reliably than ever. PSEG is a member of the S&P 500 Index and was named to the Dow Jones Sustainability North America Index for 17 consecutive years. PSEG’s businesses include Public Service Electric and Gas Co. (PSE&G), PSEG Power and PSEG Long Island (https://corporate.pseg.com).

Non-GAAP Financial Measures

Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. Non-GAAP Operating Earnings exclude the impact of gains (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and other material infrequent items.

See Attachments 8 and 9 for a complete list of items excluded from Net Income (Loss) in the determination of non-GAAP Operating Earnings. The presentation of non-GAAP Operating Earnings is intended to complement and should not be considered an alternative to the presentation of Net Income, which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings as presented in this report may not be comparable to similarly titled measures used by other companies.

Due to the forward-looking nature of non-GAAP Operating Earnings guidance, PSEG is unable to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure because comparable GAAP measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be required for such reconciliation. Namely, we are not able to reliably project without unreasonable effort MTM and NDT gains (losses), for future periods due to market volatility. These items are uncertain, depend on various factors, and may have a material impact on our future GAAP results.

Forward-Looking Statements

Certain of the matters discussed in this report about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences, and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	any inability to successfully develop, obtain regulatory approval for, or construct transmission and distribution, and our nuclear generation projects;

•

significant resource adequacy challenges that present affordability and reliability concerns and that could cause policymakers to implement responsive measures that could have a material, adverse impact on our business, strategy, growth rates, cash flows, results of operation, and financial condition and increase regulatory uncertainty for utility investment initiatives and programs;

•

the physical, financial and transition risks related to climate change, including risks relating to potentially increased legislative and regulatory burdens, changing customer preferences and lawsuits;

•

any equipment failures, gas explosions, accidents, critical operating technology or business system failures, natural disasters, severe weather events, acts of war, terrorism or other acts of violence, sabotage, physical attacks or security breaches, cyberattacks or other incidents that may impact our ability to provide safe and reliable service to our customers;

•	any inability to recover the carrying amount of our long-lived assets;

•	disruptions or cost increases in our supply chain, including labor shortages;

•	any inability to maintain sufficient liquidity or access sufficient capital on commercially reasonable terms;

•	the impact of cybersecurity attacks or intrusions or other disruptions to our information technology, operational or other systems;

•	failure to attract and retain a qualified workforce;

•	increases in the costs of equipment, materials, fuel, services and labor;

•	the impact of our covenants in our debt instruments and credit agreements on our business;

•	adverse performance of our defined benefit plan trust funds and Nuclear Decommissioning Trust Fund and increases in funding requirements;

•	any inability to enter into or extend certain significant contracts;

•	development, adoption and use of Artificial Intelligence by us and our third-party vendors;

•	fluctuations in, or third-party default risk in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units;

•	our ability to obtain adequate nuclear fuel supply;

•	changes in technology related to energy generation, distribution and consumption and changes in customer usage patterns;

•	third-party credit risk relating to our sale of nuclear generation output and purchase of nuclear fuel;

•	any inability to meet our commitments under forward sale obligations and Regional Transmission Organization rules;

•	risks associated with generation activities at, and operation of, the Peach Bottom plants, which are similar to those to which nuclear generation plants that we operate are subject;

•	the impact of changes in state and federal legislation and regulations on our business, including PSE&G’s ability to recover costs and earn returns on authorized investments;

•	PSE&G’s proposed investment projects or programs may not be fully approved by regulators and its capital investment may be lower than planned;

•	our ability to receive sufficient financial support for our New Jersey nuclear plants from the markets, and/or production tax credits;

•	adverse changes in and non-compliance with energy industry laws, policies, regulations and standards, including market structures and transmission planning and transmission returns;

•

risks associated with our ownership and operation of nuclear facilities, including increased nuclear fuel storage costs, regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as operational, financial, environmental and health and safety risks;

•	changes in or violation of federal, state and local environmental laws and regulations and enforcement;

•	delays in receipt of, or an inability to receive, necessary licenses and permits and siting approvals; and

•	changes in tax laws and regulations.

All of the forward-looking statements made in this report are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this report apply only as of the date of this report. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this report are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

From time to time, PSEG and PSE&G release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can sign up for automatic email alerts regarding new postings at the bottom of the webpage at https://investor.pseg.com or by navigating to the Email Alerts webpage here. The information on https://investor.pseg.com and https://investor.pseg.com/resources/email-alerts/default.aspx is not incorporated herein and is not part of this press release or the Form 8-K to which it is an exhibit.

Attachment 1

Public Service Enterprise Group Incorporated

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Three Months Ended December 31, 2025
	PSEG	Eliminations	PSE&G	PSEG Power & Other(a)
OPERATING REVENUES	$2,915	$(374)	$2,328	$961
OPERATING EXPENSES
Energy Costs	1,014	(374)	915	473
Operation and Maintenance	1,072	—	630	442
Depreciation and Amortization	318	—	284	34

Total Operating Expenses	2,404	(374)	1,829	949
OPERATING INCOME	511	—	499	12
Net Gains (Losses) on Trust Investments	24	—	—	24
Net Other Income (Deductions)	23	—	16	7
Net Non-Operating Pension and OPEB Credits (Costs)	16	—	18	(2)
Interest Expense	(263)	—	(164)	(99)

INCOME BEFORE INCOME TAXES	311	—	369	(58)
Income Tax Expense	4	—	(17)	21

NET INCOME (LOSS)	$315	$—	$352	$(37)

Reconciling Items Excluded from Net Income(b)	47	—	—	47

OPERATING EARNINGS (non-GAAP)	$362	$—	$352	$10

Earnings Per Share
NET INCOME	$0.63

Reconciling Items Excluded from Net Income(b)	0.09

OPERATING EARNINGS (non-GAAP)	$0.72

	Three Months Ended December 31, 2024
	PSEG	Eliminations	PSE&G	PSEG Power & Other(a)
OPERATING REVENUES	$2,465	$(316)	$2,114	$667
OPERATING EXPENSES
Energy Costs	765	(316)	739	342
Operation and Maintenance	947	—	554	393
Depreciation and Amortization	308	—	267	41

Total Operating Expenses	2,020	(316)	1,560	776
OPERATING INCOME	445	—	554	(109)
Net Gains (Losses) on Trust Investments	(64)	—	—	(64)
Net Other Income (Deductions)	33	(1)	14	20
Net Non-Operating Pension and OPEB Credits (Costs)	18	—	19	(1)
Interest Expense	(232)	1	(152)	(81)

INCOME (LOSS) BEFORE INCOME TAXES	200	—	435	(235)
Income Tax (Expense) Benefit	86	—	(57)	143

NET INCOME (LOSS)	$286	$—	$378	$(92)

Reconciling Items Excluded from Net Income (Loss)(b)	135	—	—	135

OPERATING EARNINGS (non-GAAP)	$421	$—	$378	$43

Earnings Per Share
NET INCOME	$0.57

Reconciling Items Excluded from Net Income (Loss)(b)	0.27

OPERATING EARNINGS (non-GAAP)	$0.84

(a)	Includes activities at PSEG Power, PSEG Long Island, Energy Holdings, PSEG Services Corporation and the Parent.
(b)	See Attachments 8 and 9 for details of items excluded from Net Income to compute Operating Earnings (non-GAAP).

Attachment 2

Public Service Enterprise Group Incorporated

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Year Ended December 31, 2025
	PSEG	Eliminations	PSE&G	PSEG Power & Other(a)
OPERATING REVENUES	$12,168	$(1,112)	$9,558	$3,722
OPERATING EXPENSES
Energy Costs	4,159	(1,112)	3,782	1,489
Operation and Maintenance	3,772	—	2,253	1,519
Depreciation and Amortization	1,257	—	1,116	141

Total Operating Expenses	9,188	(1,112)	7,151	3,149
OPERATING INCOME	2,980	—	2,407	573
Net Gains (Losses) on Trust Investments	189	—	—	189
Net Other Income (Deductions)	145	(3)	64	84
Net Non-Operating Pension and OPEB Credits (Costs)	65	—	70	(5)
Interest Expense	(1,005)	3	(644)	(364)

INCOME BEFORE INCOME TAXES	2,374	—	1,897	477
Income Tax Expense	(263)	—	(152)	(111)

NET INCOME	$2,111	$—	$1,745	$366

Reconciling Items Excluded from Net Income(b)	(82)	—	—	(82)

OPERATING EARNINGS (non-GAAP)	$2,029	$—	$1,745	$284

Earnings Per Share
NET INCOME	$4.22

Reconciling Items Excluded from Net Income(b)	(0.17)

OPERATING EARNINGS (non-GAAP)	$4.05

	Year Ended December 31, 2024
	PSEG	Eliminations	PSE&G	PSEG Power & Other(a)
OPERATING REVENUES	$10,290	$(966)	$8,449	$2,807
OPERATING EXPENSES
Energy Costs	3,393	(966)	3,189	1,170
Operation and Maintenance	3,362	—	1,949	1,413
Depreciation and Amortization	1,182	—	1,025	157

Total Operating Expenses	7,937	(966)	6,163	2,740
OPERATING INCOME	2,353	—	2,286	67
Net Gains (Losses) on Trust Investments	127	—	—	127
Net Other Income (Deductions)	154	(5)	64	95
Net Non-Operating Pension and OPEB Credits (Costs)	73	—	77	(4)
Interest Expense	(882)	5	(582)	(305)

INCOME (LOSS) BEFORE INCOME TAXES	1,825	—	1,845	(20)
Income Tax (Expense) Benefit	(53)	—	(298)	245

NET INCOME	$1,772	$—	$1,547	$225

Reconciling Items Excluded from Net Income(b)	67	—	—	67

OPERATING EARNINGS (non-GAAP)	$1,839	$—	$1,547	$292

Earnings Per Share
NET INCOME	$3.54

Reconciling Items Excluded from Net Income(b)	0.14

OPERATING EARNINGS (non-GAAP)	$3.68

(a)	Includes activities at PSEG Power, PSEG Long Island, Energy Holdings, PSEG Services Corporation and the Parent.
(b)	See Attachments 8 and 9 for details of items excluded from Net Income to compute Operating Earnings (non-GAAP).

Attachment 3

Public Service Enterprise Group Incorporated

Capitalization Schedule

(Unaudited, $ millions)

	December 31, 2025	December 31, 2024
DEBT
Commercial Paper and Loans	$1,529	$1,593
Long-Term Debt*	22,545	21,114

Total Debt	24,074	22,707
STOCKHOLDERS’ EQUITY
Common Stock	5,062	5,057
Treasury Stock	(1,435)	(1,403)
Retained Earnings	13,446	12,593
Accumulated Other Comprehensive Loss	(91)	(133)

Total Stockholders’ Equity	16,982	16,114

Total Capitalization	$41,056	$38,821

*	Includes current portion of Long-Term Debt

Attachment 4

Public Service Enterprise Group Incorporated

Condensed Consolidated Statements of Cash Flows

(Unaudited, $ millions)

	Year Ended December 31,
	2025	2024
Cash Flows From Operating Activities
Net Income	$2,111	$1,772
Adjustments to Reconcile Net Income to Net Cash Flows From Operating Activities	1,187	361

Net Cash Provided By (Used In) Operating Activities	3,298	2,133

Net Cash Provided By (Used In) Investing Activities	(3,308)	(3,306)

Net Cash Provided By (Used In) Financing Activities	12	1,228

Net Change in Cash, Cash Equivalents and Restricted Cash	2	55
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	154	99

Cash, Cash Equivalents and Restricted Cash at End of Period	$156	$154

Attachment 5

Public Service Electric & Gas Company

Retail Sales

(Unaudited)

December 31, 2025

Electric Sales

Sales (millions kWh)	Three Months Ended	Change vs. 2024	Year Ended	Change vs. 2024
Residential	2,920	4%	13,891	(0%)
Commercial & Industrial	6,323	1%	26,334	(0%)
Other	97	2%	343	2%

Total	9,340	2%	40,568	(0%)

Gas Sold and Transported

Sales (millions therms)	Three Months Ended	Change vs. 2024	Year Ended	Change vs. 2024
Firm Sales
Residential Sales	506	18%	1,537	12%
Commercial & Industrial	334	14%	1,096	10%

Total Firm Sales	840	16%	2,633	11%

Non-Firm Sales*
Commercial & Industrial	201	14%	886	12%

Total Non-Firm Sales	201		886

Total Sales	1,041	16%	3,519	11%

*	Contract Service Gas rate included in non-firm sales

Weather Data*

	Three Months Ended	Change vs. 2024	Year Ended	Change vs. 2024
THI Hours - Actual	367	(29%)	17,948	(10%)
THI Hours - Normal	457		17,558
Degree Days - Actual	1,673	23%	4,422	14%
Degree Days - Normal	1,535		4,511

*

Winter weather as defined by heating degree days (HDD) to serve as a measure for the need for heating. For each day, HDD is calculated as HDD = 65°F – the average hourly daily temperature. Summer weather is measured by the temperature-humidity index (THI), which takes into account both the temperature and the humidity to measure the need for air conditioning. Both measures use data provided by the National Oceanic and Atmospheric Administration based on readings from Newark Liberty International Airport. Comparisons to normal are based on twenty years of historic data.

Attachment 6

Nuclear Generation Measures

(Unaudited)

	GWh Breakdown		GWh Breakdown
	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Nuclear - NJ	4,625	4,737	19,948	19,708
Nuclear - PA	2,526	2,599	10,972	10,922

	7,151	7,336	30,920	30,630

Attachment 7

Public Service Enterprise Group Incorporated

Statistical Measures

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Weighted Average Common Shares Outstanding (millions)
Basic	499	498	499	498
Diluted	501	500	501	500
Stock Price at End of Period			$80.30	$84.49
Dividends Paid per Share of Common Stock	$0.63	$0.60	$2.52	$2.40
Dividend Yield			3.1%	2.8%
Book Value per Common Share			$34.10	$32.36
Market Price as a Percent of Book Value			235%	261%

Attachment 8

Public Service Enterprise Group Incorporated

Consolidated Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	($ millions, Unaudited)
Net Income	$315	$286	$2,111	$1,772
(Gain) Loss on Nuclear Decommissioning Trust (NDT)
Fund Related Activity, pre-tax	(33)	62	(223)	(137)
(Gain) Loss on Mark-to-Market (MTM), pre-tax(a)	97	134	75	210
Lease Related Activity, pre-tax	—	—	—	(4)
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	(17)	(61)	66	(2)

Operating Earnings (non-GAAP)	$362	$421	$2,029	$1,839

PSEG Fully Diluted Average Shares Outstanding (in millions)	501	500	501	500

	($ Per Share Impact - Diluted, Unaudited)
Net Income	$0.63	$0.57	$4.22	$3.54
(Gain) Loss on NDT Fund Related Activity, pre-tax	(0.07)	0.12	(0.45)	(0.27)
(Gain) Loss on MTM, pre-tax(a)	0.19	0.27	0.15	0.42
Lease Related Activity, pre-tax	—	—	—	(0.01)
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	(0.03)	(0.12)	0.13	—

Operating Earnings (non-GAAP)	$0.72	$0.84	$4.05	$3.68

(a)	Includes the financial impact from positions with forward delivery months.
(b)

Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, and lease related activity.

Attachment 9

PSEG Power & Other Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	($ millions, Unaudited)
Net Income (Loss)	$(37)	$(92)	$366	$225
(Gain) Loss on NDT Fund Related Activity, pre-tax	(33)	62	(223)	(137)
(Gain) Loss on MTM, pre-tax(a)	97	134	75	210
Lease Related Activity, pre-tax	—	—	—	(4)
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	(17)	(61)	66	(2)

Operating Earnings (non-GAAP)	$10	$43	$284	$292

PSEG Fully Diluted Average Shares Outstanding (in millions)	501	500	501	500

(a)	Includes the financial impact from positions with forward delivery months.
(b)

Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, and lease related activity.